                  SECURITES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                    AMENDMENT NO. 2 TO FORM SB-2
                       REGISTRATION STATEMENT
                               Under
                     The Securities Act of 1933

                     DIGITAL PREVIEWS.COM, INC.
      (Exact name of registrant as specified in its charter)

Nevada                          8400                     87-0642947
(State or other     (Primary Standard Industrial      (I.R.S. Employer
jurisdiction of      Classification Code Number)       Identified No.)
organization)

                       7408 Comstock Circle
                    Salt Lake City, Utah  84121
                          (801) 943-2345

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            DAVID SHAMY
                      Digitalpreviews.com,Inc
                       7408 Comstock Circle
                    Salt Lake City, Utah  84121
                          (801) 943-2345

    (Name, address, including zip code, and telephone number, including area code, of agent for services)

                             Copies to:
                        MICHAEL A. CANE, ESQ.
                        CANE & COMPANY, LLC
                   2300 W. Sahara Ave., Suite 500
               Las Vegas, Nevada  89102(702) 312-6255
                        Fax:  (702) 312-6249

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective time of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ______


                 Calculation of Registration Fee

                                       Proposed  Proposed    Amount

Title of each           Amount to be   Maximum   Maximum of   Regis-
class of securities     Registered     offering  Aggregate    tration
to be registered                       price per offering     fee
                                       share     price
---------------------------------------------------------------------

Units (Common Stock)     125,000 Units
---------------------------------------------------------------------
Common Stock
($0.001 par value)      125,000 shares $1.00     $125,000     $ 33.00
---------------------------------------------------------------------
Class A Warrants      125,000 warrants  2.50      312,000     $ 82.50
and underlying          and underlying
Common Stock                    shares
---------------------------------------------------------------------
Class B Warrants      125,000 warrants  5.00      625,000     $165.00
and underlying          and underlying
Common Stock                    shares
---------------------------------------------------------------------
Common Stock
($0.001 per value)     60,000           1.00(1)    60,000     $ 15.84
---------------------------------------------------------------------
Total                                                         $296.34
---------------------------------------------------------------------
(1) Selling shareholder's stock registration fee was based on a bona fide estimate of the maximum offering price pursuant to Rule 457(a) of Regulation C.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective time until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

                      P R O S P E C T U S

                   DIGITALPREVIEWS.COM, INC.

           125,000 Units         $1.00 Per Unit
           60,000 separate shares of common stock

This is an Initial Public Offering by digitalpreviews.com, Inc. of 125,000 units with each unit consisting of one share of common stock, one Class A Warrant and one Class B Warrant. The units are being offered at $1.00 per unit. No market exists for the units, the common stock or the warrants. Digitalpreviews.com, Inc. arbitrarily determined the price of the units. This is a best efforts offering requiring no minimum sales of the units and no escrow arrangements.


Selling security holders are concurrently offering 60,000 common shares. Both offerings will terminate six months following the effective date of this prospectus. Digitalpreviews.com will receive no part of the proceeds from the sale of the 60,000 separate shares.

                    -----------------
Investing in digitalpreviews.com involves significant risks.
Investors need to read the "Risk Factors" beginning on page 3
                    -----------------




Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The Date of this prospectus is
                              ---------------------

                       PROSPECTUS SUMMARY

digitalpreviews.com

Digitalpreviews.com is a new Nevada corporation organized for the purpose of producing and selling educational products designated to instruct the novice internet user in the procedures for trading securities online. It will produce an instruction system using audio cassettes and workbooks. It has no operating history and its management has only limited experience in starting and successfully developing a new company.

Digitalpreviews.com's principal executive offices are located at 7408 Comstock Circle, Salt Lake City, Utah 84121. Its mailing address is P.O. Box 9301, Salt Lake City, Utah 84109. Our telephone number is (801) 943-2345 and our facsimile number is
(801) 943-9734.

The Offering

Securities Offered      125,000 units consisting of 125,000 shares of
                        digitalpreviews.com common stock, 125,000 class A
                        warrants, and 125,000 class B warrants.  60,000
                        separate shares may also be sold from time to time by selling security holders at prevailing prices or prices negotiated by them.

Warrants The warrants each allow for the purchase of one share of digitalpreviews.com common stock. The Class A Warrants have a $2.50 per share exercise price, and the Class B Warrants have a $5.00 exercise price. The warrants will expire on December 31, 2003.

Shares Outstanding
Prior to the Offering   There are 1,110,000 common shares issued and
                        outstanding prior to the offering of units. There will be 1,235,000 common shares issued and outstanding after the offering assuming all units are sold. There will be 1,485,000 common shares issued and outstanding assuming all units are sold and assuming all warrants are exercised.

Use of Proceeds         Net proceeds from this offering of $108,750 will
                        be used to develop and produce product, marketing expenditures and salaries. The balance of the proceeds will be used for general corporate purposes, including working capital. We will not receive any benefits from the proceeds from the sale of the separate shares. In the event all warrants are exercised, digitalpreviews.com will receive additional proceeds of $937,500 for use in the business purposes of digitalpreviews.com.

Suitability             Your purchase of units may not exceed ten percent
                        of your net worth.

This offering
will expire             This offering will close six months following the
                        effective date of this prospectus.

                          RISK FACTORS

We will need a minimum of approximately $50,000 to proceed with our business plan and if unable to raise that amount net of offering costs, we will have to revise our business plan or close our business.

We had cash in the amount of $2,065 of March 31, 2001. We currently do not have any operations and we have no income. Our business plan calls for expenditures in the amount of $50,000 to get our initial products to market. If we are able to sell 100% of the units or even 50% of the units we should be able to meet this objective. Even after our initial products are ready to sell, there can be no assurance they will generate sufficient revenues to sustain our business operations without the development of additional products. The $50,000 needed for funding at the present time may not be available to us. If we are only successful in selling 25% of the offering, we will have net proceeds of only $15,000. If we are onnly successful on selling 10% of the offering, we will not even have sufficient money to pay the offering costs. In the event we do not sell at least 50% of the offering, it will be necessary to suspend operations and seek alternative sources of funding. If we are not successful in obtaining funding, we will not be able to achieve revenues and our business will fail.

We have not generated revenues and do not expect to generate revenues until a minimum of six months following a successful conclusion of this offering.

We were incorporated in March, 1999. We have not earned any revenues as of the date of this prospectus and do not expect to generate revenues until at least six months after we obtain funding from this offering. Potential investors should be aware of the difficulties we yet face in the development and the implementation of our business plan. These risks include without limitation:

   *  Finishing the development of our initial products;
   * Entering into strategic alliances with other companies for the marketing of our products: and
   * The acceptance of our products into the market place to a sufficient extent that our operations become economically viable.

The likelihood of success must also be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the development of our business plan. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We have had losses since our inception and expect such losses to continue for the foreseeable future.

We have never earned revenues and we have never been profitable. As of March 31, 2001, we had an accumulated deficit of $39,427.00. Prior to completion of our development stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the operation of our various websites, we will not be able to earn profits or continue operations.

Because our president, David Shamy, owns 90% of our outstanding common stock, future corporate decisions will be controlled by Mr. Shamy and purchasers must rely on those decisions.

David Shamy, our President, owns approximately 90% of the outstanding shares of our common stock. Even after the offering and assuming all units in the offering are sold, Mr. Shamy will continue to own 67% of the outstanding shares of our common stock. Accordingly, he will have the control necessary to determine the outcome of all corporate transactions or other matters, including the power to elect all of the directors. The interests of Mr. Shamy may differ from the interests of the other stockholders. Factors that could cause the interests of Mr. Shamy to differ from the interest of other stockholders include the impact of a corporate transaction on Mr. Shamy's business time.

While Mr. Shamy presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Shamy from his other obligations including his responsibilities as a seminar presenter for Wall Street Mentors, could increase with the result that he would no longer be able to devote sufficient time to the management of our business in which event it is likely our business prospects would be materially damaged.

We depend on David Shamy whom we may not be able to retain.

David Shamy is our only officer and director and is a person who has the expertise to run and oversee the development of our business. Due to the competitive nature of our industry and Mr. Shamy's current involvement in the industry, we may not be able to retain Mr. Shamy. In such event, we could not prosecute our business plan unless we can replace Mr. Shamy. It is uncertain whether we would be able to do so. In addition, we have no key-man life insurance on Mr. Shamy.

If we are not successful in entering into contracts with third parties to provide their products in conjunction with our products, our plans to generate revenue will be compromised.

Our business plan calls for our products to be enhanced by selling them in conjunction with other products to be provided by third parties. Failure to bundle our products with other products will compromise the value we expect to have for our products. At the present time we have no binding agreements with third party to sell their products in conjunction with our products. If we are unable to enter into such binding agreements, our financial prospects will be jeopardized.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

                        USE OF PROCEEDS

Digitalpreviews.com will use the proceeds from the sale of the units in this offering as estimated below, assuming that all of the units are sold. There is no assurance that all of the units will be sold. Digitalpreviews.com expects to use the net proceeds over the coming 12-month period for general corporate purposes, primarily as outlined below.


             Assuming all     Assuming 50%      Assuming 25%    Assuming
             unitsare         of the units      of the units    10% of the
             sold             are sold          units are sold  units are sold
Gross
Proceeds     $125,000          $62,500           $31,250          $12,500

Offering
Expenses       16,250           16,250            16,250           16,250

Net
Proceeds      108,750           46,250            15,000              -0-

Development
of
initial
products       50,000           46,250               -0-              -0-

Working
Capital        58,750              -0-            15,000              -0-
              -------           -------          -------           -------
Total        $125,000           $62,500          $31,500           $12,500
             ========           =======          =======           =======

Estimated offering expenses include legal counsel fees and costs, accounting fees and costs, printing costs, mailing and travel expenses and related costs.
Working capital will be used for advertising and travel expenses to promote the products. It will also be used to produce additional inventory beyond the initial 1,000 units and to cover other incidental costs of doing business. In the event we only sell 25% of the offering, working capital will be used to sustain the existence of the corporate structure until other funding can be located.

None of the officers, directors or their affiliates will receive any personal financial gain from the proceeds of this offering except for reimbursement for out-of-pocket offering expenses.

               DETERMINATION OF OFFERING PRICE

  There is no market for the common stock of digitalpreviews.com. Digitalpreviews.com has had no business operations to date. The public offering price for the 125,000 units has been determined arbitrarily by digitalpreviews.com's board of directors.

                             DILUTION

  On March 31, 2001, digitalpreviews.com had a net tangible book value of ($927) or $0.001 per share (based on 1,110,000 shares outstanding). The net tangible book value per share is equal to digitalpreviews.com's total tangible assets, less its total liabilities and divided by its total number of shares of common stock outstanding. After giving effect to the sale of the units at the public offering price of $1.00 per unit and without the considering the possible exercise of any warrants issued in the offering, after the application of the estimated net offering proceeds, the net tangible book value of digitalpreviews.com, as of March 31, 2001, would have been $107,823 or $0.087 per share. This represents an immediate increase in net tangible book value of $0.088 per share to existing shareholders, and an immediate dilution of $0.913 per share to new investors purchasing units in this offering. The following table illustrates the per share dilution in net tangible book value per share to new investors:

                  Public offering price per unit    $1.00
                  Net tangible book value per share
                   as of March 31, 2001             $0.001
                  Increase per share attributed to
                   investors in this Offering       $0.088
                  Net tangible book value per share
                   as of March 31, 2001, after this
                   Offering                         $0.087
                  Net tangible book value dilution
                   per share to new investors       $0.913
                  Net tangible book value dilution
                   per share to new investors
                   expressed as a percentage         91.3%

The foregoing information assumes the sale of all units offered. If 50% of all units offered are purchased, those who do invest in the offering will undergo dilution of their investment dollar of 96.1%. If 25% of all units offered are purchased, those who do invest in the offering will undergo dilution of their investment dollar of 98.8%. If 10% of all units offered are purchased, those who do invest in the offering will undergo dilution of their investment dollar of 100.0%.

The purchase price to investors in this offering is $1.00 for one unit consisting of one common share, one Class A Warrant and one Class B Warrant. Of the 1,110,000 common shares issued and outstanding prior to this offering, 1,000,000 were acquired by David Shamy, the president and sole director of digitalpreviews.com at a cost of $0.005 per share. 50,000 shares were acquired at a cost of $0.05 per share and 60,000 were acquired at a cost of $0.50 per share.

The following table illustrates the percentages of investment capital paid by current shareholders and the percentages of Digitalpreviews.com owned by current shareholders after the offering.


                  100% Sold     50% Sold     25% Sold     10% Sold
% Capital Paid
--------------
by Current
----------
Shareholders
------------       23.1%         37.5%       54.5%         75.0%

% Ownership
-----------
of Current
----------
Shareholders
------------       89.9%         94.7%       97.3%         98.9%

                      SELLING SECURITY HOLDERS

  The following table sets forth the number of common shares which may be offered for sale from time to time by the selling security holders. The shares offered for sale constitute all of the shares known to digitalpreviews.com to be beneficially owned by the selling security holders. None of the selling security holders has held any position or office with digitalpreviews.com nor has any had a material relationship with digitalpreviews.com other than being an investor.

           Selling Security Holder                  Number of Shares Offered
           -----------------------                  ------------------------
           1.  Kevin Shamy                           10,000
           2.  Lyndon Shamy                          10,000
           3.  Memory Improvement Systems, Inc.(1)   10,000
           4.  Lorenzo M. Spencer                    10,000
           5.  DCINV, LLC(2)                         10,000
           6.  Ron Hayes                             10,000

(1)  Memory Improvement Systems, Inc. is owned by Robert A. Kittell.
(2) DCINV, LLC is owned by David C. Craig and Leslie Craig, husband and wife.

  Pursuant to agreements by which the selling security holders acquired their shares, digitalpreviews.com agreed to use its best efforts to file a registration statement for the resale of such shares and to use its best efforts to cause the registration statement to be declared effective. Pursuant to those agreements, digitalpreviews.com will pay all expenses in connection with the registration and sale of the shares, except any selling commissions or discounts allowable to sell the shares, fees, and disbursements of counsel and other representatives of the selling security holders, and any stock transfer taxes payable by reason of any sale.

                       PLAN OF DISTRIBUTION

Units offered by digitalpreviews.com

Digitalpreviews.com is offering 125,000 units through its sole officer and director, Mr. Shamy, on a best-efforts basis at a purchase price of $1.00 per unit. We will manage the offering without any under writer, and without any underwriting discounts
or sales commissions.   Mr. Shamy will receive no sales
commissions or other compensation, except for reimbursement of expenses actually incurred on behalf of digitalpreviews.com for such activities. Mr. Shamy will rely on the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934. Generally speaking, Rule 3a4-1 provides an exemption from the broker/dealer registration requirements of the 1934 Act for associated persons of an issuer. There is no minimum offering, therefore all subscriptions will be paid directly to digitalpreviews.com upon receipt. No one, including digitalpreviews.com has made any commitment to purchase any or all of the units. We cannot state how many units will be sold.

  Digitalpreviews.com anticipates making sales of units to persons whom we believe may be interested or who have contacted digitalpreviews.com with interest in purchasing the securities. Digitalpreviews.com may sell units to such persons if they reside in a state in which the units legally may be sold. Digitalpreviews.com is not obligated to sell units to any person.

  Digitalpreviews.com has established no minimum offering amount and no escrow of investor money. Each subscription for shares in this offering that is accepted by digitalpreviews.com will be credited immediately to the cash accounts of digitalpreviews.com and the funds may be spent by digitalpreviews.com without any waiting period or other contingency.

  No person is authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus. If any are made, the information and representations must not be relied on as having been authorized by digitalpreviews.com. This prospectus is not an offer to sell or a solicitation of an offer to buy any of the securities it offers to any person in any jurisdiction in which that offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale hereunder shall create any implication that the information in this prospectus is correct as of any date later than the date of this prospectus.

We have not registered the units in any state and the units may only be offered or traded in states pursuant to an exemption from registration.

Purchasers of units either in this offering or in any subsequent trading market which may develop must be residents of states in which the securities are registered or exempt from registration. Some of the exemptions are self-executing. That means there are no notice or filing requirements, and compliance with the conditions of the exemption render the exemption applicable.

Shares offered by selling security holders

The selling security holders may at their option sell all or a portion of their shares in the over-the-counter market, or on any national securities exchange on which the common stock becomes listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or as negotiated. They will not sell the shares in an underwritten public offering. The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

  * a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent; and
  * ordinary brokerage transactions and transactions in which the broker solicits purchasers. ;

Brokers or dealers may receive commissions or discounts from selling security holders in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share.

  In connection with the distribution of the shares, the selling security holders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling security holders. The selling security holders may also sell the shares short and redeliver the shares to close out the short positions. The selling security holders may also loan or pledge the shares to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares. The selling security holders may also enter into other types of hedging transactions.

  The selling security holders and any broker-dealers participating in the distributions of the shares may be underwriters within the meaning of Section 2(11) of the 1933 Act.
If so, any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be underwriting commissions or discounts under the 1933 Act. The selling security holders may also sell the shares pursuant to Rule 144 under the 1933 Act beginning one year after the shares were issued.

  We have filed the registration statement, of which this
prospectus forms a part.   There can be no assurance that the
selling security holders will sell any of their shares or that we will sell any of our shares.

  Under the Securities Exchange Act of 1934 and its regulations, any person engaged in a distribution of the shares offered by this prospectus may not simultaneously engage in market making activities with respect to the common stock of digitalpreviews.com during the applicable cooling off periods prior to the commencement of such distribution. In addition, the selling security holders will be subject to applicable provisions of the Exchange Act and its rules and regulations. These provisions may limit the timing of purchases and sales of common stock. We will pay all of the expenses incident to the offering and sale of the shares, other than commissions, discounts and fees of underwriters, dealers, or agents.

  We have advised the selling security holders that, during the distribution of any of the shares, they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. In general, Regulation M precludes any Selling Stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a distribution as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a distribution participant as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

  Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions. We have advised the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. selling security holders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

   At the present time the common shares of digitalpreviews are not listed on any exchange or quoting service nor does any public market exist for the shares. It is uncertain at this time whether this offering will create a public market for the common shares.

                     LEGAL PROCEEDINGS

As of the date of this prospectus, there is no pending or threatened litigation involving digitalpreviews.

MANAGEMENT OF DIGITALPREVIEWS.COM

The following person is the current executive officer and director of digitalpreviews.com:

NAME                     AGE              POSITION
David Shamy              47               President, Secretary and Director

     Directors are elected by the shareholders annually.

David Shamy

  David Shamy has been employed by Stanford Investment Systems for the past ten years. Mr. Shamy is the sole officer, director and shareholder of Stanford Investment Systems making him essentially self employed. Through Stanford, he contracts out his services as a presenter at seminars. At the present time he is speaking for Wall Street Mentors. He has given more than 7800 lectures in more than 500 cities in four countries. His presentation topics have included online investing, real estate investment, tax strategies, business training, small business start-up, and motivation. He has been a licensed real estate broker since 1981 and has founded a publishing company, a craft and import company and several entrepreneurial start-up companies. David was named to the Who's Who list of Global Business Leaders in 1994 and given an honorary Masters Degree in Real Estate Investing by Meta Institute in 1995.

                     PRINCIPAL SHAREHOLDERS

The following table shows the beneficial ownership of digitalpreviews.com common stock as of March 31, 2000, for:
  * each shareholder owning beneficially 5% or more of the outstanding shares of its common stock;
  *  each director; and
  *  all directors and executive  officers as a group.
We believe these beneficial owners, based on information they have furnished, have sole investment and voting power with respect to their shares.


Name       Class of Security   Before the Offering     After the Offering(1)
----       -----------------   -------------------     ---------------------
                                (Percent of class)      (Percent of class)
David
Shamy      Common Stock        1,000,000 (90%)          1,000,000 (67%)
                                                        ---------

All
directors
and
executive
officers
as a
group
(1
person)   Common Stock         1,000,000 (90%)          1,000,000 (67%)
                                                        ---------
----------------

(1) Assumes all 125,000 units from the offering are sold and that all warrants in the units are exercised.

          DESCRIPTION OF THE SECURITIES OF DIGITALPREVIEWS.COM

Common Stock

The authorized common stock of digitalpreviews.com consists of 50,000,000 shares, with each share having a par value of $0.001, of which 1,110,000 shares were issued and outstanding on December 31, 2000. There were 8 holders of the common stock as of December 31, 2000.

  Holders of the common stock have one vote per share on all matters submitted to a vote of shareholders of digitalpreviews.com and may not cumulate votes for the election of directors. Holders of the common stock have the right to receive dividends when, as, and if declared by the board of directors from funds legally available therefor. Upon liquidation of digitalpreviews.com, holders of the common stock are entitled to share pro rata in any assets available for distribution to shareholders after payment of all obligations of digitalpreviews.com. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. All shares of common stock have equal rights and preferences. All shares of common stock now outstanding are fully paid for and non-assessable.

  Digitalpreviews.com has never paid a cash dividend on the common stock. Digitalpreviews.com currently intends to retain all earnings, if any, to increase the capital of digitalpreviews.com to effect planned expansion activities and to pay dividends only when it is prudent to do so and digitalpreviews.com's performance justifies such action. Holders of common stock are entitled to receive dividends out of funds legally available therefor when, as and if declared by digitalpreviews.com's board of directors.

Warrants

One Class A Warrant and one Class B Warrant will be included in
each unit offered.   Each Class A Warrant allows for the purchase
of one share of common stock at a price of $2.50. Each Class B Warrant allows for the purchase of one share of common stock at a price of $5.00. All warrants expire on December 31, 2003. The warrants may be detached from the units. Digitalpreviews.com may redeem the warrants upon 60 days written notice to warrant holders at a price of $0.25 per warrant. Warrants shall be exercised by the holder tendering his or her warrant certificate to the secretary of Digitalpreviews.com together with a letter of instruction from the holder setting forth how many warrants are being exercised and the address to which the share certificate should be sent. The letter of instruction shall be accompanied by payment of the exercise price for the warrants being exercised.

Other Securities

  Digitalpreviews.com also has 5,000,000 shares of preferred stock authorized, with each preferred share having a par value of $0.001. The preferred shares may be issued in series, with such designations, preferences, stated values, rights, qualifications or limitations as determined by the board of directors of digitalpreviews.com. There are no preferred shares issued or outstanding at the present time.

            INTEREST OF NAMED EXPERTS AND COUNSEL

  No expert as defined in section 228.509(a) of Regulation S-
B, or digitalpreview's counsel as defined in section 228.509 (b) of Regulation S-B was hired on a contingent basis, or will receive a direct or indirect interest in digitalpreviews through the offering. No expert or counsel was a promoter, underwriter, voting trustee, director, officer, or employee of digitalpreviews at any time prior to the filing of this registration statement.

       DISCLOSURE OF COMMSSION POSITION ON INDEMNIFICATION
                FOR SECURITIES ACT LIABILITIES

  Digitalpreview's articles of incorporation provide that digitalpreviews will indemnify an officer, director, or former officer or director, to the full extent permitted by law. This could include indemnification for liabilities under securities laws enacted for shareholder protection.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                ORGANIZATION WITHIN LAST FIVE YEARS

  David Shamy was the promoter of digitalpreviews. During March, 1999, Mr. Shamy was issued 1,000,000 common shares in dialaclass in exchange for $1,000. During December, 1999, Mr. Shamy was issued 1,000,000 common shares in digitalpreviews in exchange for $5,000. On March 31, 2000, Mr. Shamy contributed the 1,000,000 common shares in dialaclass for cancellation in conjunction with the acquisition of dialaclass by digitalpreviews.

                    DESCRIPTION OF BUSINESS

History

  Dialaclass.com, Inc., a Nevada corporation ("dialaclass"), was organized under the laws of the state of Nevada on March 26, 1999. Digitalpreviews.com was organized under the laws of the state of Nevada on November 5, 1999. On March 31, 2000, a reorganization was consummated between dialaclass and digitalpreviews, whereby dialaclass became the wholly owned subsidiary of digitalpreviews. In the reorganization, Mr. David Shamy contributed 1,000,000 shares of common stock of dialaclass back to dialaclass for cancellation. The remaining dialaclass shareholders received one share of common stock in digitalpreviews for each share of dialaclass common stock which they have held previously. The current business of digitalpreviews as described below consists of all business activities of digitalpreviews and any business activity of its holy owned subsidiary of dialaclass.

Concept

  Reporting on the growth in online trading, Business Week Magazine observed that, for the common person, investing in the stock market through online brokerage accounts was the most powerful money making opportunity on the Internet. In just a few short years, online trading grew from a handful of investors and 2 or 3 online brokerage firms to more than 6 million online investors and more than 100 brokerage firms in 2000. With these facts in mind, digitalpreviews.com is creating an educational system that introduces online investing to the beginner - online.

  Digitalpreviews.com develops and will distribute educational tools targeted to the Internet-connected consumer and online investor markets. Digitalpreviews.com will provide effective, affordable, and portable educational solutions for small investors -- individuals that may otherwise be intimidated by the cost, time or technology involved in establishing a baseline level of expertise in managing their portfolio or finances on the Web. Through Digitalpreviews.com's branding strategy, marketing efforts, and distribution systems, the underserved small investor market will have an entry point to online investing and banking. All courses will be covered by a 100% money-back guarantee of satisfaction, and all ancillary products and services (offered by affiliated vendors) are cancelable.

  Digitalpreviews.com's proprietary product is educational content -- pre-packaged courses consisting of professionally recorded audio and written text manuals on Internet- and investor-related subjects complete with self-testing provisions. The materials will be available in either a printed or a digital format, the former consisting of multiple audiotapes presented in a vinyl slipcase complete with a printed manual; and the later available as a downloadable version from the digitalpreviews.com Website. For its digital version, digitalpreviews.com uses a combination of reliable and simple-to-use Internet technologies including MP3 for digital audio, Adobe PDF for text, and DHTML
for interactive testing.   The printed materials are normally
distributed at the wholesale level to seminar-based education companies specializing in classroom type training who re-sell the courses as an adjunct to Internet and investment seminars. Digital (and printed) versions of each course will be available at on the Website and the distribution technology can be employed even by novice users.

  In addition to proprietary educational content, digitalpreviews.com will package Internet management tools and companion products or trial versions of services offered by strategically-aligned companies and advertisers. For example, digitalpreviews.com's premier product, The Beginners Guide To CyberInvesting includes a portfolio management system developed for Internet investing with links to Internet investment sites, special savings certificates for opening a brokerage account (from selected electronic brokerage companies), a 6-month subscription to the online version of Howard Ruff's legendary RuffTimes newsletter, a $169 value, and a one year membership in One World Online, a $24.95 value. In additional to packaged services, digitalpreviews.com will also selectively market higher-priced follow up seminar-based training, ISP services, subscription-based Internet investing information services, and investor newsletter subscriptions to its existing customer base. To date, however, there are no binding agreements or contracts with third party providers to provide the products to be bundled with our products. Also, special savings certificates for opening a brokerage account have not as yet been arranged for.

Operations Model

The operating model follows two basic concepts: First, it is scalable, allowing digitalpreviews.com to expand quickly to penetrate the targeted wholesale market without heavy investment in infrastructure. Digitalpreviews.com will produce and distribute its educational products (i.e., cassettes, binders, printed materials, etc.) on a just-in-time basis to meet customer order requirements. Digitalpreviews.com will produce only enough product to meet current demand.

* Second, the retail side of the operations model is designed to be efficient, allowing digitalpreviews.com to become highly competitive in the rapidly developing Internet market.Some of digitalpreviews.com's products will be distributed digitally so digitalpreviews.com will incur no product costs (i.e., no cassette duplication, slipcases, ring binders, printing, or packaging) or distribution costs (i.e., receiving, handling, boxing, labeling, or shipping) on these products. Digitalpreviews.com can concentrate on marketing knowing that costs are associated only with Website hosting and merchant account fees, except for the cost of production of the original content. Digitalpreviews.com's goal is to become a leading provider of affordable Internet-based education solutions to small investors, building on a core curriculum.

Technology

Digital audio is changing the way consumers can listen to and purchase spoken word audio and educational materials. Using the MP3 format, digitalpreviews.com believes it will be one of the first education companies to distribute its spokenword audio education courses digitally via the Internet. This means that no cassettes or CDs have to be recorded and labeled, no packaging or printing is required, and there is no handling, or shipping costs. Twenty-four hours a day, consumers worldwide can listen to a sample of the course, then purchase it for immediate download. In a few minutes they can be involved in the learning process -- without waiting for a package to arrive. All that is required to get into MP3 is a Pentium-level personal computer with sound capability, audio speakers, and an Internet connection for downloading. Because a computer controls the process, songs and speech are treated like any other kind of data -- infinitely storable, organizable, and categorizable. Once the material is in the computer, listeners can play the audio directly through the computer system or external amplifier and speaker system; download hours of audio to portable devices such as Diamond Multimedia's RIO MP3 player, or burn a CD for use in conventional CD players using conversion software and CD recording hardware.

"MP3 recordings uploaded on the Internet have the same distribution power as any multinational corporation in the world"
- Jeff Price, general manager of New York-based SpinART

Consumer Use - Consumers worldwide can first find out about
------------
digitalpreviews.com and the course on the digitalpreviews.com Website, sample the program content via audio clips, then proceed to purchase the course and immediately download it to their computer (both audio and text components of the course). Once the course files are downloaded, consumers can listen to course audio directly from their computer, burn a CD version to play in the car, or use a digital audio player to take the course with them wherever they go. Consumers can also print out the course manual complete with cover art if they want a hard copy version. Consumers with access to cable modems or other high-speed telecom connections will be able to download an entire course in three to ten minutes, which can be transferred to a recordable CD in about 10 minutes in the convenience of the consumer's home.

"More than 10 million MP3 players have been downloaded, allowing the playback of MP3 files on personal computers or portable MP3 players such as the Rio. The number of consumers downloading MP3 music is expected to double by the end of 1999". - Steve Devick, CEO of Platinum Entertainment (NASDAQ: PTET)

Current Service Offerings

Digitalpreviews.com's educational courses are focused on establishing an Investor's account on the Internet and providing a baseline education about self-managed investments. Presently, digitalpreviews.com is pursuing the completion of a project to provide basic knowledge to the beginner investor or beginner Internet user, on how to get started investing in the U.S. equity markets using the Internet and an online stock brokerage account.

    Title - The course is titled: The Beginners Guide To CyberInvesting and is sub-titled: Online Investing For The Internet Impaired.

    Product - To achieve a high listener approval, 6-hours of professionally recorded audio instruction will be provided in an entertaining yet informative format. Course materials also include a 200+ page manual that provides a basic overview of how to buy and sell stocks, and a portfolio management system developed for Internet investing with links to Internet investment sites. Special savings certificates for opening a brokerage account are also included along with a 6-month subscription to the online version of Howard Ruff's legendary RuffTimes newsletter
    (a $169 value) and a one-year membership in One World Online (a
    $24.95 value). The course is available in a print or electronic version and is covered by a 100% money-back guarantee of satisfaction, no questions asked. Digitalpreviews.com presently has no binding commitments or agreements with brokerage firms to offer special savings certificates for opening a brokerage account.

  * Print Version - The printed version will feature 1 cassette binder with 6 tapes up to 1 hour each, a 3-ring binder with a 200+ page off-set printed manual with color cover insert, and a CD-Rom version of the portfolio management system.

  * Electronic Version - The course and portfolio management system will be available online in a computer downloadable format using MP3 compression technology. Internet users also get a printable version of the manual with color cover insert.

  Hosts - The course is hosted by David and Sharon Shamy plus a celebrity host. We have no contract with any celebrity at the present time digitalpreviews.com believes it will ultimately end up with a recognizable face with financial credibility.

  Pricing - The manufacturer's suggested retail price will be $199 to $499. Wholesale Pricing will be based on purchase quantity: 1 to 9 units @$149, 10 to 49 units @ $99, 50 to 99 units @$55, 100 to 499 units @ $45, and
  500 units or more @ $ 35. Estimated unit cost for printed versions will be $12 to $15 dollars depending on volume.

Implementation

The curriculum for our initial course on online investing has been prepared in the form of a manual and the script for audio cassette tapes. We cannot produce and distribute this material and implement course instruction without receiving a minimum of $50,000 in proceeds from this offering. Upon receipt of funding from this offering, our schedule for the implementation of our business plan is as follows:

     1.  final editing of our instruction manual: 2 to 3 weeks;
     2.  final editing of audio cassette script: 2 to 3 weeks;
     3. booking studio and celebrity time for audio production: 2 months lead time;
     4.  publishing manuals and audio cassettes:  4 to 5 weeks; and
     5. securing marketing alliances: 4 to 6 weeks after curriculum materials are published and produced.

Based upon this schedule, we estimate we will begin to generate revenues within 6 months of our receipt of funding from this offering. Offering proceeds will be used for curriculum implementation as follows:

     1.  final editing of our instruction manual:  $1,000;
     2.  final editing of audio cassette script:  $1,000;
     3. booking studio and celebrity time for audio production: $7,500 to $12,500; and
     4.  publishing manuals and audio cassettes:  $25,000 for 1,000 sets.

Marketing

  Digitalpreviews.com's marketing strategy employs different methods to attract end-users. Course materials are available at the wholesales level and retail level. Digitalpreviews.com also provides support for all levels of Internet expertise from beginner to experienced user.

Wholesale

  Digitalpreviews.com's products will be re-sold at financial seminars by educational firm clients who purchase the packaged materials at wholesale from digitalpreviews.com. Digitalpreviews.com's Internet investment seminar producers will solicit clients directly through in-house telemarketing and will encourage them to use the digitalpreviews.com programs as a strategic business tool and additional profit center.

   * Telemarketing - Direct telemarketing can be highly successful in acquiring new seminar clients. Digitalpreviews.com may use telemarketing to test-market new offerings or pricing structures and obtain real-time results to measure the effectiveness of offerings or promotions.

   * Strategic Alliances - Digitalpreviews.com intends to develop strategic alliances with other e-commerce, investment, and educational companies to re-market, cross promote, and incentive package investor and Internet courses.

Retail

  We believe many small Investors are intimidated by the cost, time and technology involved in establishing an online investment account. Management believes these investors are largely underserved by our competitors in the educational services market. We will target these small investors and make it easy and affordable for them to effectively use the Internet as a powerful investment and financial tool. Once we have established a relationship with these consumers, we believe we can introduce them to more advanced on-line investment and financial solutions. As they need new technology to participate in commerce and portfolio management in an online world, digitalpreviews.com plans to become their complete Internet solutions provider.

   * Conventional Marketing - In house marketing will include mailing, radio and strategic Internet placement with telemarketing support.

   * Web Presence - We also believe that in the future we will attract new clients through our Web presence. Our Website will advertise our products and enable potential clients to complete a Web-based application for an online trading account at several of the leading services. We will offer this ability for the more technologically advanced small Investor that may be already using the Internet. Our main marketing efforts will be to target small investors through seminar affiliates. In an effort to enhance our nationwide presence, digitalpreviews.com intends to explore alliances with Web portals or other Web sites, as well as service providers that cater to the small Investor marketplace. We expect these alliances will be of varying natures and terms and will involve commission arrangements, wholesale purchases of our services for resale, private branding of our services or the exchange of our services for promotional or other services. Additionally, we will use moderate amounts of non-Web-based media, such as print publication, radio and direct mail advertising, to develop nationwide awareness of digitalpreviews.com as an Internet-based education provider for small investors.

MARKET

Market Opportunity

  The Internet is an increasingly significant global medium for communications, information and online commerce. Almost 80 million adults are accessing the Internet according to a 1999 study by IntelliQuest Research, a market research firm focusing on the Internet and technology. Although the Internet began as an informational tool, increased access to the Internet is leading to more commercial uses. According to IntelliQuest, 60% of Internet users have shopped online and 20% have purchased products.

Increasingly, investors are also turning to the Web. Fortune Magazine (December 20, 1999) reports that there are now more than
6.9 million online investors and more than 150 online brokerage firms. According to Gomez Advisors, the number of online brokerage accounts in the USA has more than doubled since 1997. Analysts for Credit Suisse First Boston Corp. indicate that more than 7 million online accounts have been opened - 20 percent of all brokerage accounts - and that percentage is expected to double in two years. According to BancBoston, Internet trading now accounts for close to 40% of all retail transactions and about half a million trades a day. In a study for Dow Jones Newswires, J.D. Power and Associates reported that thirty-four percent of investors with portfolios over $100,000 traded online in the past year.

Just examining new online brokerage accounts gives analysis an excellent idea of just how fast this market is growing. E*Trade, the second-largest online broker, reports that it signed up 85,000 new customers in the second quarter of 1999, bringing it to a total of 540,000--up from 20,000 in 1995. Charles Schwab reports that two million of its customers have online accounts, up from 336,000 three years ago. They now account for the majority of Schwab's total trading business. Management believes that 21 million people will have online accounts by 2003, however, potential investors should not regard this as factual.

Over the next four years, frequent traders will diminish as a share of new online customers.

Investors          Net Worth      Trades Per Yr.     1999         2203
Affluent Traders   $323,000       9.9                27%          8%
Young Traders      $ 38,000       9.9                26%          3%
Middle Class
 Investors         $ 49,000       0.7                25%         53%
Affluent
 Investors         $    363       2.8                22%         36%

Source: Fortune/Forrester Research

The market for providing Internet-based solutions to small investors is strong. Digitalpreviews.com is well-positioned to capitalize on the growth in Internet usage by small investors due to Digitalpreviews.com's focused marketing efforts on publishing, cost-efficient design and development capabilities and our affordable and easy-to-use programs.

COMPETITORS

Competition

  Digitalpreviews.com believes that its marketing efforts, low cost of distribution (both physical and electronic), and content development capabilities represent significant competitive advantages that will be key factors in the rapid growth of its client base. The core business is designing and distributing educational programs for online and Internet-based investing and financial services. Management believes that digitalpreviews.com can be one of the most effective publishing and educational e-commerce providers serving the small investors market. In the future, digitalpreviews.com intends to offer more advanced Internet education solutions. Digitalpreviews.com has few direct competitors, but indirect competition is plentiful and the Internet services industry is highly competitive, fragmented and evolving every day. The market is changing quickly and new companies are constantly entering the Internet market that have significantly greater financial resources. Digitalpreviews.com must also be concerned with portal companies who could integrate investor educational services and a digital distribution channel, presenting a serious threat to our business. Any educational company could expand their offerings and become more directly competitive with us at any time.

Our competitive advantage is that we focus our efforts on the underserved small investor market. Management believes that the primary competitive factors determining success in this market are the ability to grow without compromising reliability or service, creative marketing, effective client support or geographic coverage. Other important factors include the timing of introductions of new offerings and industry and general economic trends. Management cannot make assurances that digitalpreviews.com will be able to compete successfully against current or future competitors. However early establishment of brand identity should help to thwart increased competition in the industry and limit pricing pressure.

Of all competitors, recently published online investing guides represent the strongest self-help alternative to seminars for new investors (source: Business Week - May 24, 1999)

   Investing Online for Dummies, 2nd Edition (Sindell) is full of solid advice and helpful Web hints including information on financial planning, choosing mutual funds and stocks, and portfolio tracking. The book even includes a helpful section on bonds, a subject too often ignored by writers and investors.

   The Complete Idiot's Guide to Online Investing (Gerlach), best suited for beginners to both the Web and investing, covers everything from budgeting to portfolio management, but adds advice on taxes and specific savings goals. Recommended Websites include two of the author's own: www.investorama.com and www.armchairmillionaire.com.

   Getting Started in Online Investing (Brown and Bentley) catalogs Websites including those related to the authors: Wall Street City www.wallstreetcity.com), and CyberInvest.com (www.cyberinvest.com).

   The Electronic Day Trader and the Electronic Day Traders' Secrets (Friedfertig and West) are best-selling books. The later consists of 13 interviews with ''successful'' day traders--all of whom just happen to have taken a day-trading course with West or used Friedfertig's brokerage firm, Broadway Trading in New York.

   The Day Trader: From the Pit to the PC, is written by a bona fide authority, Lewis J. Borsellino, a longtime Standard & Poor's futures day trader, with Patricia Commins.

CURRENT POSITION

Infrastructure

  The computer network infrastructure is based upon a Windows
NT platform. Internet infrastructure is provided by outsourced
Internet Service Providers fully capable of delivering reliable service, speed and scalability.

Intellectual Property Rights

  Although we believe our success is more dependent on our technical, marketing and client service expertise than our proprietary rights, we also value our proprietary rights. We rely on a combination of copyright, trademark and trade secret laws for protection of our educational materials, packaging, and digital distribution systems. Federal trademark registration is pending for digitalpreviews.com. We will have confidentiality and assignment of invention agreements with all of our employees that provide that we own all business-related inventions, improvements, ideas generated, conceived or reduced to practice by our employees. The steps we have taken may not be adequate to prevent misappropriation of our technology or our competitors may independently develop technologies that are substantially equivalent or superior to our technology.

Pre-Sales

  Digitalpreviews.com has held non-binding verbal discussions with several successful seminar and marketing companies regarding the first course as an additional product for them to carry. One of the companies is Wall Street Mentors for whom our president is
speaking at the present time.   These preliminary marketing
alliances provide digitalpreviews.com with a base of sales and cash flow prior to any of our own marketing efforts without any additional risk or investment. There are no contracts with any alliances in place at the present time. It is necessary for us to complete our initial products so they can be presented to the potential contracting parties for their review and approval. The profit per unit will be much higher on in-house sales with a corresponding increase in risk.

Retail Sales

  Any direct marketing efforts will be considered based on cost, risk and analysis of the profitability of the wholesale rollout.

Strategic Partnerships

  Strategic partnerships will be pursued with high visibility online brokerage firms to add value to the package and to add a revenue sources to digitalpreviews.com.


REVENUE SOURCES / CORE EXPENDATURES

Revenue Sources

  Once operational, digitalpreviews.com will generate certain transactional revenues from course sales (wholesale and retail) as well as additional products and services furnished by affiliated vendors.

  * Wholesale product sales - Most seminar companies will move to the highest volume discount to preserve retail profits for themselves (the smallest of companies see thousands of people per month).

  * Back end sales of the OIA workshop - OIA currently close an average of 20% of their free preview attendees on their 2-day workshop when discounting their seminar price to $2995. Since digitalpreviews.com leads will have already purchased an online investing set, management assumes that telemarketing efforts would produce similar, if not better, results. Negotiations, which are not yet complete, indicate that OAI is willing to share 50% of the sale. Telemarketing would be contracted out with a traditional percentage (usually 50%) of revenue going to the telemarketers.

  * Brokerage Accounts - Strategic brokerage relationships will provide additional revenue when digitalpreviews.com purchasers use enclosed certificates to open their brokerage accounts. Our goal is to get a referral fee of at least $100 per sign-up.

  * Retail Sales - Digitalpreviews.com will develop a retail sales channel featuring the digital distribution of its product. As a result greater revenues will be achieved without adding significant costs.

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

Core Expenditures - Digitalpreviews.com will incur certain core expenditures prior to revenue generating operations.

  * Course Production Costs - The premier course, developed by David and Sharon Shamy in manual form, must now be professionally scripted and recorded onto a digital master. Consumer packaging and other initial production costs must also be incurred.

  * Website Production Costs - Development costs for the digitalpreviews.com Website will include electronic commerce, audio sampling, and interactive testing capability, together with MP3 software and file distribution provisions.

Government Regulations

  Digitalpreviews.com's business is subject to regulation under federal and state law applicable to consumer protection. Management believes that it is in substantial compliance with all of the foregoing federal and state laws and the regulations promulgated thereunder. Any claim that digitalpreviews.com is not in compliance either now or in the future could result in judgments or consent agreements that required digitalpreviews.com to modify its marketing program. In the worst cases, enforcement of fraud laws can result in forcing a business to close and to subject the business and its management and employees to be subject to criminal prosecution and civil damage actions.

Employees

  As of December 31, 2000, digitalpreviews.com has no employees other than management who serve on an as needed basis.


               MANAGEMENT'S DISCUSSION AND ANALYSIS
                    OR PLAN OF  OPERATIONS

Plan of Operations
The plan of operations of digitalpreviews.com for the next twelve months is to complete and mass market its initial product consisting of an instruction manual and audio cassette tapes containing curriculum on online trading for the novice. The manual and the script for the audio cassette tapes have been prepared but both require additional editing. They then need to be produced.

Digitalpreviews.com does not have the liquid resources necessary to pursue its business plan at the present time. However, the fixed costs of digitalpreviews.com are nominal. Therefore, digitalpreviews.com is in a position to wait until funding is available to pursue its business plan.

It is expected that digitalpreviews.com will receive net proceeds from this offering of $108,750. Digitalpreviews.com will need
$50,000 of that $108,750 to get its initial product to market.
It is anticipated that:

  * $2,000 will be needed in order to complete editing on the manual and the script of the tapes;
  * $7,500 to $12,500 will be needed to pay for studio and celebrity time for the production of the tapes; and
  *  $25,000 will be needed to produce the first 1,000 sets of the product.

We plan to commence marketing six months from the date funding is received. It is possible that we will not be able to schedule a suitable celebrity for the production of the audio tapes within a time frame acceptable to us in which event we will go without the celebrity component.

We believe that net revenues from the sale of the initial 1,000 sets of product will turn a positive cash flow for digitalpreviews.com and will allow us to produce the next round of product. Accordingly, if at least 50% of the offering is sold, we would have $46,250 after offering expenses to develop product which is close to the $50,000 we have projected we would need. If only 25% of the offering is sold, we would realize net proceeds of only $15,000 from the offering and would be forced to put on hold our current business development plans. The $15,000 would be used to maintain the existence of the corporation until funding could be obtained. If only 10% of the offering is sold, we would not even be able to pay the costs of the offering and would seek funding from another source. Of course there can be no assurance that other funding would be available in which case we may be forced to terminate our business. We believe if 50% of the offering is sold, we will have the capital necessary to operate for the twelve months following receipt of the offering proceeds.

Digitalpreviews.com has no other funding option open to it at the present time other than this offering. If we are not successful in selling at least 50% of this offering, digitalpreviews.com will have to seek funding from private investment sources that do not exist at the present time.

In order to implement its business plan beyond its initial product, digitalpreviews.com will need to raise additional revenues from future private or public offerings, none of which are scheduled at the present time. In the alternative, digitalpreviews.com could use revenues from its initial product sales to further the implementation of its business plan if such revenues are sufficient for that purpose.

We plan to mass market our products through strategic alliances with companies interested in promoting our kind of product. We have had discussions with several such candidates but cannot formalize any marketing arrangements until we have a finished product to present to them. It is possible that we will not be able to formalize any such marketing arrangements. Until such arrangements are entered into, we will not know the costs to be incurred by Digitalpreviews.com to provide for the bundled subscriptions and memberships. Also, to date, Digitalpreviews.com has not entered into any contracts or agreements with celebrity hosts for the production of product.

Digitalpreviews.com is attempting to collect a loan that it made to Thinmillionaire.com in the amount of $15,000. Thinmillionaire.com is not a related party to Digitalpreviews.com nor to its officers and directors. Funding for the loan came from investment proceeds from the sale of common shares. Management thought the loan would generate interest income until such time as the money was needed to develop product.

Digitalpreviews.com intends to offer a return policy on its products for 15 days.

                            PROPERTIES

  Digitalpreviews.com's headquarters consist of 600 square
feet of office space which is located at 7408 Comstock Circle,
Salt Lake City, Utah   84121. This space is provided to
digitalpreviews.com by the President as an accommodation to digitalpreviews.com until digitalpreviews.com develops operating revenue sufficient to pay a market rate for the space. We believe that this space will provide adequate office space to meet digitalpreviews.com's needs for the foreseeable future.

      MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

  There is no public trading market for the common stock of digitalpreviews.com. There are outstanding 1,110,000 shares as of April 20, 2001. The Company is currently offering 125,000 units through this offering with each unit containing one common shares plus warrants. We have also agreed to register an additional 60,000 for selling shareholders. The remaining shareholders will also be able to sell their shares after having met the holding requirements of Rule 144.

  Since its inception, no dividends have been paid on digitalpreviews.com's common stock. Digitalpreviews.com intends to retain any earnings for use in its business activities, so it is not expected that any dividends on the common stock will be declared and paid in the foreseeable future.

  At April 20, 2001, there were 8 shareholders of record holding digitalpreviews.com's common stock.

                     EXECUTIVE COMPENSATION

  David Shamy, the sole officer and director of digitalpreviews.com has received no compensation for his services nor has digitalpreviews.com accrued any deferred compensation. Mr. Shamy has agreed to serve without compensation until such time as digitalpreviews.com has sufficient operating revenues to pay compensation.

                       FINANCIAL STATEMENTS

Index to financial statements:
                                                            Page

  -  Unaudited Consolidated Balance Sheet, March 31, 2001   F-2

  -  Unaudited Consolidated Statements of Operations, for
     the three months ended March 31, 2001 and 2000 and for
     the period from inception on November 5, 1999
     through March 31, 2001                                 F-3


  -  Unaudited Consolidated Statements of Cash Flows, for
     the three months ended March 31, 2001 and 2000 and
     for the period from inception on November 5, 1999
     through March 31, 2001                                 F-4

  -  Notes to Unaudited Consolidated Financial Statements   F-5-F- 9

  -  Independent Auditors' Report                           F-11


  -  Consolidated Balance Sheet, December 31, 2000          F-12


  -  Consolidated Statements of Operations, for the
     year ended December 31, 2000 and for the
     periods from inception on November 5, 1999
     through December 31, 1999 and 2000                     F-13


  -  Consolidated Statement of Stockholders' Equity,
     from the date of inception on November 5, 1999
     through December 31, 2000                              F-14


  -  Consolidated Statements of Cash Flows, for the
     year ended December 31, 2000 and for the
     periods from inception on November 5, 1999
     through December 31, 1999 and 2000                     F-15

  -  Notes to Financial Statements                          F-16-F- 20

                 DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY
                     [A Development Stage Company]

               UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                            MARCH 31, 2001

                 DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY
                     [A Development Stage Company]

                      CONSOLIDATED BALANCE SHEET

                             [Unaudited]

                               ASSETS


                                                            March 31,
                                                              2001
                                                         ------------
CURRENT ASSETS:
     Cash in bank                                        $      2,065
     Note receivable, net                                           -
                                                         ------------
          Total Current Assets                                  2,065
                                                         ============

                  LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
     Accounts payable                                    $      2,992
                                                         ------------
          Total Current Liabilities                             2,992
                                                         ------------

STOCKHOLDERS' EQUITY:
     Preferred stock, $.001 par value,
       5,000,000 shares authorized,
       no shares issued and outstanding                             -
     Common stock, $.001 par value,
       50,000,000 shares authorized,
       1,110,000 shares issued and
       outstanding                                              1,110
     Capital in excess of par value                            37,390
     Deficit accumulated during the
       development stage                                      (39,427)
                                                         ------------

          Total Stockholders' Equity                             (927)
                                                         ------------
                                                         $      2,065
                                                         ============


    The accompanying notes are an integral part of this unaudited consolidated financial statement.

                 DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY
                     [A Development Stage Company]


                  CONSOLIDATED STATEMENTS OF OPERATIONS

                              [Unaudited]


                                       For the Three            From Inception
                                        Months Ended            on November 5,
                                          March 31,              1999 Through
                                 -----------------------------     March 31,
                                      2001            2000           2001
                                 --------------   ------------  --------------

REVENUE                          $            -   $          -  $            -

EXPENSES:
     General and Administrative           1,599          6,937          39,427
                                 --------------   ------------  --------------
LOSS BEFORE INCOME TAXES                 (1,599)        (6,937)        (39,427)

CURRENT TAX EXPENSE                           -              -               -

DEFERRED TAX EXPENSE                          -              -               -
                                 --------------   ------------  --------------

NET LOSS                         $       (1,599)  $     (6,937) $      (39,427)
                                 ==============   ============  ==============

LOSS PER COMMON SHARE            $         (.00)  $       (.01) $         (.04)
                                 ==============   ============  ==============


        The accompanying notes are an integral part of these unaudited consolidated financial statements.

                 DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY
                     [A Development Stage Company]

                  CONSOLIDATED STATEMENTS OF CASH FLOWS

                     NET INCREASE (DECREASE) IN CASH

                              [Unaudited]

                                             For the Three      From Inception
                                              Months Ended      on November 5,
                                                March 31,        1999 Through
                                         ---------------------     March 31,
                                             2001       2000          2001
                                         ----------- ---------- --------------

Cash Flows Provided by Operating
  Activities:
    Net loss                             $    (1,599)$   (6,937)$      (39,427)
    Adjustments to reconcile net loss
      to Net cash used by operating
      activities:
       Bad debt expense                            -          -         15,000
       Changes is assets and liabilities:
        Increase in accounts payable             592      1,501          2,992
                                         ----------- ---------- --------------
          Net Cash Provided (Used) by
          Operating Activities                (1,007)    (5,436)       (21,435)
                                         ----------- ---------- --------------
Cash Flows Provided by Investing
  Activities:
     Payment for note receivable                   -          -        (15,000)
                                         ----------- ---------- --------------
          Net Cash Provided by
             Investing Activities                  -          -        (15,000)
                                         ----------- ---------- --------------
Cash Flows Provided by Financing
  Activities:

     Proceeds from issuance of common
       stock                                       -     17,500         38,500
                                         ----------- ---------- --------------

          Net Cash Provided by Financing
            Activities                             -     17,500         38,500
                                         ----------- ---------- --------------
Net Increase in Cash                          (1,007)    12,064          2,065

Cash at Beginning of Period                    3,072     12,411              -
                                         ----------- ---------- --------------
Cash at End of Period                    $     2,065 $   24,475 $        2,065
                                         =========== ========== ==============
Supplemental Disclosures of Cash Flow Information:

     Cash paid during the period for:
       Interest                          $         - $        - $            -
       Income taxes                      $         - $        - $            -

Supplemental Schedule of Noncash Investing and Financing
Activities:

     For the period ended March 31, 2001:
       None


         The accompanying notes are an integral part of these unaudited consolidated financial statements.

                 DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY
                     [A Development Stage Company]

                  NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Digitalpreviews.com, Inc. "Parent" was organized under the laws of the State of Nevada on November 5, 1999. Dialaclass.com, Inc. "Subsidiary" was organized under the laws of the State of Nevada on March 26, 1999. Digitalpreviews.com Inc. and its Subsidiary (The Company) is planning to engage in the consulting and seminar business. The Company anticipates using newsletter subscriptions and online memberships as marketing enticements. However, there are currently no agreements or contracts in force with any newsletter or Internet companies.
The Company has not yet generated any revenues from its planned principal operations and is considered a development stage company as defined in SFAS No. 7. The Company is seeking potential business ventures. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Consolidations - The consolidated financial statements include the accounts of the Parent and its wholly-owned subsidiary, dialaclass.com, Inc. All significant intercompany transactions have been eliminated in consolidation.

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Revenue Recognition - The Company has not yet generated any revenue. However, the Company plans to offer a 15-day money-back guarantee on its sales. Accordingly, the Company will recognize revenue upon the expiration of the guarantee period.

Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial
Accounting Standards No. 128, "Earnings Per Share".  [See Note 9]

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (SFAS) No. 136, "Transfers of Assets to a not for profit organization or charitable trust that raises or holds contributions for others", SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - deferral of the effective date of FASB Statement No. 133 (an amendment of FASB Statement No. 133)", SFAS No. 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities - and Amendment of SFAS No. 133", SFAS No. 139, "Recission of SFAS No. 53 and Amendment to SFAS No. 63, 89 and 21", and SFAS No. 140, "Accounting to Transfer and Servicing of Financial Assets and Extinguishment of Liabilities", were recently issued. SFAS No. 136, 137, 138, 139 and 140 have no current applicability to the Company or their effect on the financial statements would not have been significant.

                 DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY
                     [A Development Stage Company]

                  NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 2 - BUSINESS REORGANIZATION

On May 1, 2000 the Company entered into an Agreement and Plan of Reorganization wherein Parent acquired all the issued and outstanding shares of common stock of Subsidiary in a stock for stock exchange. Parent issued 60,000 shares of common stock in the exchange. Parent and Subsidiary had similar ownership at the time of reorganization and were considered to be entities under common control. Accordingly, the reorganization has been recorded in a manner similar to a pooling of interest. The results of operations of Subsidiary have been included in the financial statements since the date of inception of Subsidiary.

NOTE 3 - NOTE RECEIVABLE

On August 18, 2000 the Company signed a 30-day note receivable with Thinmillionaire.com, Inc. The Company loaned $15,000 to Thinmillionaire.com, Inc. at 10% interest per annum. As an incentive, Thinmillionaire.com has agreed to issue 3,000 shares of common stock to the Company.

Thinmillionaire.com, Inc. defaulted on the note and a new note was signed on January 5, 2001 for the outstanding principal and accrued interest for a total of $15,579. The new note is due June 5, 2001 and accrues interest at 10% per annum. As an incentive, Thinmillionaire.com has agreed to issue 6,000 shares of common stock to the Company.

Thinmillionaire.com subsequently defaulted on the new note receivable [See Note 10].

NOTE 4 - MANUSCRIPT AND TRANSCRIPT

The company paid $9,831 from January through May 2000 to consultants to prepare a manuscript about online investing with accompanying transcripts for audio tapes and handbook. These will be used to develop training materials which will be sold by the Company. The costs of the manuscript and transcripts is considered research and is included in general and administrative expense.

NOTE 5 - CAPITAL STOCK

Preferred Stock - The Company has authorized 5,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at December 31, 2000.

Common Stock - During December 1999, the Company issued 1,000,000 shares of its previously authorized, but unissued common stock.
The shares were issued for cash of $5,000 (or $.005 per share).

During December 1999, the Company issued 50,000 shares of its previously authorized but unissued common stock. The shares were issued for cash in the amount of $2,500 (or $.05 per share).

During May 2000, in connection with the business reorganization, Parent issued 60,000 shares of common stock in exchange for 60,000 shares of Subsidiary common stock.

                 DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY
                     [A Development Stage Company]

                  NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 6 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

The Company has available at March 31, 2001, unused operating loss carryforwards of approximately $40,000 which may be applied against future taxable income and which expire in various years from 2019 through 2021. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the amount of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $13,000 as of March 31, 2001, with an offsetting valuation allowance at period end of the same amount resulting in a change in the valuation allowance of approximately $500 during the three months ended March 31, 2001

NOTE 7 - RELATED PARTY TRANSACTIONS

Management Compensation - As of March 31, 2001, the Company has not paid any compensation to any officer or director of the Company.

Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his office as a mailing address, as needed. The cost is minimal and has not been recorded as an expense of the company.

NOTE 8 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                 DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY
                     [A Development Stage Company]

                  NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 9 - LOSS PER SHARE

The following data shows the amounts used in computing loss per share:


                                             For the Three      From Inception
                                              Months Ended      on November 5,
                                                March 31,        1999 Through
                                         ---------------------     March 31,
                                             2001       2000          2001
                                         ----------- ---------- --------------
     Loss from continuing operations
     available to common shareholders
     (numerator)                         $    (1,599)$   (6,937)$      (39,427)
                                         =========== ========== ==============
     Weighted average number of
     common shares outstanding used
     in loss per share for the period
     (denominator)                         1,110,000  1,050,000      1,084,746
                                         =========== ========== ==============

Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

NOTE 10 - SUBSEQUENT EVENTS

Proposed Stock Offering - The Company is proposing to make a public offering of 125,000 units of common stock and warrants. Each unit consists of one share common stock, one Class A Warrant and one Class B Warrant. The Company also proposes to register for sale 60,000 shares of common stock previously issued and outstanding which may be sold from time to time by the selling shareholders. This offering is proposed to be registered with the Security and Exchange Commission on Form SB-2. An offering price of $1 per share has been arbitrarily determined by the Company. The Company will pay a 15% commission if brokers are used in the offering, otherwise the offering will be managed by the Company, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection
with the offering, estimated to be approximately $35,000.   The A
Warrants can be exercised at $2.50 per share and the B Warrants at $5.00 per share. The Warrants expire on December 31, 2003.

                 DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY
                     [A Development Stage Company]

                  NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 10 - SUBSEQUENT EVENTS [Continued]

Note Receivable - Subsequent to March 31, 2001, the note receivable [See Note 3] due from Thinmillionaire.com, Inc. went into default. Thinmillionaire.com does not currently have the resources to repay the note. Although the Company intends to continue its efforts to collect the note receivable, an allowance for doubtful accounts has been accrued for the amount of the note receivable and no interest income has been recognized. A bad debt expense of $15,000 was recorded as part of general and administrative expense in December 2000. A summary of the note receivable is as follows:

                                         March 31,         December 31,
                                           2001               2000
                                         ---------         ------------
     Note Receivable                    $   15,000         $     15,000
     Less: Allowance for Doubtful
       Account                             (15,000)             (15,000)
                                        ----------         ------------
                                        $        -         $          -
                                        ==========         ============

                  DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY
                       [A Development Stage Company]

                          FINANCIAL STATEMENTS

                           DECEMBER 31, 2000

                        INDEPENDENT AUDITORS' REPORT



Board of Directors
DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY
Salt Lake City, Utah

We have audited the accompanying consolidated balance sheet of digitalpreviews.com, Inc. and Subsidiary [a development stage company] at December 31, 2000 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2000 and for the periods from inception on November 5, 1999 through December 31, 1999 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the consolidated financial position of digitalpreviews.com, Inc. and Subsidiary [a development stage company] as of December 31, 2000 and the consolidated results of their operations and their cash flows for the year ended December 31, 2000 and for the periods from inception on November 5, 1999 through December 31, 1999 and 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that digitalpreviews.com, Inc. and Subsidiary will continue as a going concern. As discussed in Note 8 to the financial statements, digitalpreviews.com, Inc. and Subsidiary have current liabilities in excess of current assets, have incurred losses since their inception and have not yet been successful in establishing profitable operations, raising substantial doubt about their ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



PRITCHETT, SILER & HARDY, P.C.

February 21, 2001
Salt Lake City, Utah

                  DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY
                       [A Development Stage Company]

                         CONSOLIDATED BALANCE SHEET



                                  ASSETS


                                                            December 31,
                                                                2000
                                                            ------------
CURRENT ASSETS:
   Cash                                                     $      3,072
   Note receivable, net                                                -
                                                            ------------
        Total Current Assets                                $      3,072
                                                            ------------

LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
   Accounts payable                                         $      2,400
   Not receivable, net                                                 -
                                                            ------------
        Total Current Liabilities                                  2,400
                                                            ------------

STOCKHOLDERS' EQUITY:
   Preferred stock, $.001 par value,
     5,000,000 shares authorized,no
     shares issued and outstanding                                     -
   Common stock, $.001 par value,
     50,000,000 shares authorized,
     1,110,000 shares issued and
     outstanding                                                   1,110
   Capital in excess of par value                                 37,390
   Deficit accumulated during the
     development stage                                           (37,828)
                                                             -----------
        Total Stockholders' Equity                                   672
                                                             -----------
                                                             $     3,072
                                                             ===========


          The accompanying notes are an integral part of this financial statement.

                  DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY
                       [A Development Stage Company]


                   CONSOLIDATED STATEMENTS OF OPERATIONS



                                                   From Inception
                                                    on November 5,
                                For the              1999 Through
                               Year Ended            December 31,
                               December 31,   -----------------------
                                  2000           1999         2000
                               ------------   ----------  -----------

REVENUE                        $          -   $        -  $         -

EXPENSES:
   General and Administrative        29,239        8,589       37,828
                               ------------   ----------  -----------
LOSS BEFORE INCOME TAXES            (29,239)      (8,589)     (37,828)

CURRENT TAX EXPENSE                       -            -            -

DEFERRED TAX EXPENSE                      -            -            -
                               ------------   ----------  -----------

NET LOSS                       $    (29,239)  $   (8,589) $   (37,828)
                               ============   ==========  ===========

LOSS PER COMMON SHARE          $       (.03)  $     (.01) $      (.04)
                               ============   ==========  ===========

           The accompanying notes are an integral part of this financial statement.

                  DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY
                       [A Development Stage Company]

                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                FROM THE DATE OF INCEPTION ON NOVEMBER 5, 1999

                         THROUGH DECEMBER 31, 2000

                                                                   Deficit
                                                         Capital   Accumulated
                      Preferred Stock    Common Stock    in During the
                      ---------------  ---------------   Excess of Development
                      Shares   Amount   Shares   Amount  Par Value Stage
                      ------   ------  --------- ------- --------- -----------
BALANCE, November 5,
  1999                     -   $    -          - $     - $       - $         -

Issuance of 1,000,000
  shares common
  stock for cash
  at $.005 per share,
  December 1999            -        -  1,000,000   1,000     4,000           -

Issuance of 50,000
  shares common
  stock for cash
  at $.05 per share,
  December 1999            -        -     50,000      50     2,450           -

Net loss for the
  period ended
  December 31, 1999        -        -          -       -         -      (8,589)
                      ------   ------  --------- ------- --------- -----------
BALANCE, December 31,
  1999                     -        -  1,050,000   1,050     6,450      (8,589)

Issuance of 60,000
  shares common
  stock for stock
  per reorganization
  agreement, May 2000      -        -     60,000      60    30,940           -

Net loss for the
  year ended
  December 31, 2000        -        -          -       -         -     (29,239)
                      ------   ------  --------- ------- --------- -----------
BALANCE,
  December 31, 2000        -   $    -  1,110,000 $ 1,110 $  37,390 $   (37,828)
                      ======   ======  ========= ======= ========= ===========

          The accompanying notes are an integral part of this financial statement.

                  DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY
                       [A Development Stage Company]

                   CONSOLIDATED STATEMENTS OF CASH FLOWS

                      NET INCREASE (DECREASE) IN CASH


                                                   From Inception
                                                    on November 5,
                                For the              1999 Through
                               Year Ended             December 31,
                               December 31,   -----------------------
                                  2000           1999         2000
                               ------------   ----------  -----------

Cash Flows Provided by
  Operating Activities:
   Net loss                    $    (29,239)  $   (8,589) $   (37,828)
   Adjustments to reconcile
     net loss to net cash
     used by operating
     activities:
       Bad debt expense              15,000            -       15,000
       Changes is assets
         and liabilities:
           Accounts payable           2,400            -        2,400
                               ------------   ----------  -----------
            Net Cash Provided
             (Used) by Operating
              Activities            (11,839)      (8,589)     (20,428)
                               ------------   ----------  -----------
Cash Flows Provided by
  Investing Activities:
    Payment for note receivable     (15,000)           -      (15,000)
                               ------------   ----------  -----------
Net Cash (Used) by Investing
  Activities                        (15,000)           -      (15,000)
                               ------------   ----------  -----------
Cash Flows Provided by
  Financing Activities:
    Proceeds from issuance
      of common stock                15,000       23,500       38,500
                               ------------   ----------  -----------
        Net Cash Provided by
          Financing Activities       15,000       23,500       38,500
                               ------------   ----------  -----------
Net Increase in Cash                (11,839)      14,911        3,072

Cash at Beginning of Period          14,911            -            -
                               ------------   ----------  -----------
Cash at End of Period          $      3,072   $   14,911  $     3,072
                               ============   ==========  ===========

Supplemental Disclosures of
  Cash Flow Information:

    Cash paid during the
       period for:
         Interest              $          -   $         -  $        -
         Income taxes          $          -   $         -  $        -

Supplemental Schedule of Noncash Investing and Financing Activities:
  For the year ended December 31, 2000:
    None

  For the period from inception on November 5, 1999 through
    December 31, 1999:
      None

            The accompanying notes are an integral part of this financial statement.

                  DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY
                       [A Development Stage Company]

                       NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Digitalpreviews.com, Inc. "Parent" was organized under the laws of the State of Nevada on November 5, 1999. Dialaclass.com, Inc. "Subsidiary" was organized under the laws of the State of Nevada on March 26, 1999. Digitalpreviews.com Inc. and its Subsidiary (The Company) is planning to engage in the consulting and seminar business. The Company anticipates using newsletter subscriptions and online memberships as marketing enticements. However, there are currently no agreements or contracts in force with any newsletter or Internet companies.
The Company has not yet generated any revenues from its planned principal operations and is considered a development stage company as defined in SFAS No. 7. The Company is seeking potential business ventures. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Consolidations - The consolidated financial statements include the accounts of the Parent and its wholly-owned subsidiary, dialaclass.com, Inc. All significant intercompany transactions have been eliminated in consolidation.

Revenue Recognition - The Company has not yet generated any revenue. However, the Company plans to offer a 15-day money-back guarantee on its sales. Accordingly, the Company will recognize revenue upon the expiration of the guarantee period.

Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial
Accounting Standards No. 128, "Earnings Per Share".  [See Note 9]

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (SFAS) No. 136, "Transfers of Assets to a not for profit organization or charitable trust that raises or holds contributions for others", SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - deferral of the effective date of FASB Statement No. 133 (an amendment of FASB Statement No. 133)", SFAS No. 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities - and Amendment of SFAS No. 133", SFAS No. 139, "Recission of SFAS No. 53 and Amendment to SFAS No. 63, 89 and 21", and SFAS No. 140, "Accounting to Transfer and Servicing of Financial Assets and Extinguishment of Liabilities", were recently issued. SFAS No. 136, 137, 138, 139 and 140 have no current applicability to the Company or their effect on the financial statements would not have been significant.

                  DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY
                       [A Development Stage Company]

                       NOTES TO FINANCIAL STATEMENTS

NOTE 2 - BUSINESS REORGANIZATION

On May 1, 2000 the Company entered into an Agreement and Plan of Reorganization wherein Parent acquired all the issued and outstanding shares of common stock of Subsidiary in a stock for stock exchange. Parent issued 60,000 shares of common stock in the exchange. Parent and Subsidiary had similar ownership at the time of reorganization and were considered to be entities under common control. Accordingly, the reorganization has been recorded in a manner similar to a pooling of interest. The results of operations of Subsidiary have been included in the financial statements since the date of inception of Subsidiary.

NOTE 3 - NOTE RECEIVABLE

On August 18, 2000 the Company signed a 30-day note receivable with Thinmillionaire.com, Inc. The Company loaned $15,000 to Thinmillionaire.com, Inc. at 10% interest per annum. As an incentive, Thinmillionaire.com has agreed to issue 3,000 shares of common stock to the Company.

Thinmillionaire.com, Inc. defaulted on the note and a new note was signed on January 5, 2001 for the outstanding principal and accrued interest for a total of $15,579. The new note is due June 5, 2001 and accrues interest at 10% per annum. As an incentive, Thinmillionaire.com has agreed to issue 6,000 shares of common stock to the Company.

Thinmillionaire.com subsequently defaulted on the new note receivable [See Note 10].

NOTE 4 - MANUSCRIPT AND TRANSCRIPT

The company paid $9,831 from January through May 2000 to consultants to prepare a manuscript about online investing with accompanying transcripts for audio tapes and handbook. These will be used to develop training materials which will be sold by the Company. The costs of the manuscript and transcripts is considered research and is included in general and administrative expense.

NOTE 5 - CAPITAL STOCK

Preferred Stock - The Company has authorized 5,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at December 31, 2000.

Common Stock - During December 1999, in connection with its organization, the Company issued 1,000,000 shares of its previously authorized, but unissued common stock. The shares were issued for cash of $5,000 (or $.005 per share).

During December 1999, the Company issued 50,000 shares of its previously authorized but unissued common stock. The shares were issued for cash in the amount of $2,500 (or $.05 per share).

During May 2000, in connection with the business reorganization, Parent issued 60,000 shares of common stock in exchange for 60,000 shares of Subsidiary common stock.

                  DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY
                       [A Development Stage Company]

                       NOTES TO FINANCIAL STATEMENTS

NOTE 6 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

The Company has available at December 31, 2000, unused operating loss carryforwards of approximately $38,000 which may be applied against future taxable income and which expire in 2019 and 2020. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the amount of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $13,000 as of December 31, 2000, with an offsetting valuation allowance at year end of the same amount resulting in a change in the valuation allowance of approximately $10,000 during the year ended December 31, 2000.

NOTE 7 - RELATED PARTY TRANSACTIONS

Management Compensation - As of December 31, 2000, the Company has not paid any compensation to any officer or director of the Company.

Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his office as a mailing address, as needed. The cost is minimal and has not been recorded as an expense of the company.

NOTE 8 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                  DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY
                       [A Development Stage Company]

                       NOTES TO FINANCIAL STATEMENTS

NOTE 9 - LOSS PER SHARE

The following data shows the amounts used in computing loss per share:


                                                 From Inception
                                                  on November 5,
                                For the            1999 Through
                               Year Ended           December 31,
                               December 31,   -----------------------
                                  2000           1999         2000
                               ------------   ----------  -----------
Loss from continuing
  operations available to
  common shareholders
  (numerator)                  $    (29,239)  $   (8,589) $   (37,828)
                               ============   ==========  ===========
Weighted average number of
  common shares outstanding
  used in loss per share for
  the period
  (denominator)                   1,090,110     1,009,821   1,079,360
                               ============   ===========  ==========

Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

NOTE 10 - SUBSEQUENT EVENTS

Proposed Stock Offering - The Company is proposing to make a public offering of 125,000 units of common stock and warrants. Each unit consists of one share common stock, one Class A Warrant and one Class B Warrant. The Company also proposes to register for sale 60,000 shares of common stock previously issued and outstanding which may be sold from time to time by the selling shareholders. This offering is proposed to be registered with the Security and Exchange Commission on Form SB-2. An offering price of $1 per share has been arbitrarily determined by the Company. The Company will pay a 15% commission if brokers are used in the offering, otherwise the offering will be managed by the Company, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection
with the offering, estimated to be approximately $35,000.   The A
Warrants can be exercised at $2.50 per share and the B Warrants at $5.00 per share. The Warrants expire on December 31, 2003.

                  DIGITALPREVIEWS.COM, INC. AND SUBSIDIARY
                       [A Development Stage Company]

                       NOTES TO FINANCIAL STATEMENTS

NOTE 10 - SUBSEQUENT EVENTS [Continued]

Note Receivable - Subsequent to December 31, 2000, the note receivable [See Note 3] due from Thinmillionaire.com, Inc. went into default. Thinmillionaire.com does not currently have the resources to repay the note. Although the Company intends to continue its efforts to collect the note receivable, an allowance for doubtful accounts has been accrued for the amount of the note receivable and no interest income has been recognized. A bad debt expense of $15,000 was recorded as part of general and administrative expense in December 2000. A summary of the note receivable is as follows:

                                                          December 31,
                                                              2000
                                                          --------------
Note Receivable                                           $       15,000
Less: Allowance for Doubtful Account                             (15,000)
                                                          --------------
                                                          $            -
                                                          ==============

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
               ON ACCOUNTING AND FINANCIAL DISCLOSURE

  There have been no changes in or disagreements with Digitalpreviews.com's accountants since the formation of Digitalpreviews.com required to be disclosed pursuant to Item 304 of Regulation S-B.

                           LEGAL MATTERS

  The validity of the issuance of shares of Digitalpreviews.com's common stock offered hereby has been passed upon for digitalpreviews.com by Fabian & Clendenin, located in Salt Lake City, Utah.

                               EXPERTS

  The audited financial statements of digitalpreviews.com and dialaclass.com, Inc. at December 31, 1999 and 2000, and for the years then ended appearing in this prospectus and registration statement have been audited by Pritchett, Siler & Hardy, P.C., Certified Public Accountants, and are included in reliance upon such reports given upon the authority of Pritchett, Siler & Hardy, P.C. as experts in accounting and auditing.

            WHERE CAN YOU FIND ADDITIONAL INFORMATION

  A registration statement on Form SB-2, including amendments thereto, relating to the shares offered hereby has been filed with the Securities and Exchange Commission. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in the prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to digitalpreviews.com and the units offered hereby, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement may be inspected by anyone without charge at the Commission's principal office location at 450 Fifth Street, N.W., Washington, D.C. 20549, the Northeast Regional Office location at 7 World Trade Center, 13th. Floor, New York, New York, 10048, and the Midwest Regional Office location at Northwest Atrium Center, 500 Madison Street, Chicago, Illinois 60661-2511 and copies of all or any part thereof may be obtained from the Public Reference Branch of the Commission upon the payment of certain fees prescribed by the Commission. You may also obtain information on the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a site on the world wide web at http://www.sec.gov that contains information regarding registrants that file electronically with the Commission.
     -----------------------

                        TABLE OF CONTENTS

                               Page
Prospectus Summary ............ 0
Risk Factors .................. 0
Use of Proceeds ............... 0
Determination of
 Offering Price ............... 0
Dilution ...................... 0
Selling Security Holders ...... 0
Plan of Distribution .......... 0
Management's Discussion and
 Analysis of Financial
 Condition and Results
 of Operations ................ 0
Business ...................... 0
Management .................... 0
Prinicpal Stockholders ........ 0
Description of Capital Stock .. 0
Shares Eligible for
 Future Sale .................. 0
Underwriting .................. 0
Legal Matters ................. 0
Experts ....................... 0
Additional Information ........ 0
Index to Financial
 Statements ................... 0

Until _____, all dealers effecting transactions in the Common Stock, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments of subscriptions.

No dealer, salesperson or other individual has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the Offering. If given or made, such information or representation must not be relied upon as having been authorized by the Company or any of the Underwriters. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Common Stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.

        PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

            INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Digitalpreviews.com's Articles of Incorporation eliminate, subject to certain exceptions, directors' personal liability to the Company or its stockholders for monetary damages for breaches of fiduciary duties. The Articles of Incorporation do not, however, eliminate or limit the personal liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in the Nevada Corporate Code or (iv) for any transaction from which the director derived an improper personal benefit.

  Digitalpreviews.com's Bylaws provide that digitalpreviews.com shall indemnify its directors, officers, employees, and against to the fullest extent permitted under the laws of the state of Nevada. In addition, digitalpreviews.com has entered or will enter into indemnification agreements with its directors and officers that provide for indemnification in addition to the indemnification provided in digitalpreviews.com's Bylaws. The indemnification agreements contain provisions that may require digitalpreviews.com, among other things, to indemnify its directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as directors or executive officers of digitalpreviews.com or other entities to which they provide service at the request of digitalpreviews.com and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. Digitalpreviews.com believes that these provisions and agreements are necessary to attract and retain qualified directors and officers. Digitalpreviews.com will obtain an insurance policy covering directors and officers for claims that such directors and officers may otherwise be required to pay or for which digitalpreviews.com is required to indemnify them, subject to certain exclusions.

             OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  Digitalpreviews.com will pay all expenses in connection with the registration and sale of the Units but will not pay selling commissions or discounts allocable to sales of shares by Selling security holders or any other fees in connection with the sale of such shares. The estimated expenses of issuance and distribution are set forth below.

Registration fees                    Approximately            $296.34
Transfer agent fees                  Approximately            $200.00
Costs of printing and engraving      Approximately            $300.00

Legal and accounting fees            Approximately         $15,453.66

            RECENT SALES OF UNREGISTERED SECURITIES

  There have been no sales of unregistered securities within the last three years which would be required to be disclosed pursuant to Item 701 of Regulation SB, except for the following:

  During March 1999, in connection with the organization of dialaclass, dialaclass issued 1,000,000 shares of its previously authorized, but unissued common stock. The shares were issued for cash of $1,000 (or $.001 per share). The transaction was an isolated transaction with the sole officer and director of dialaclass who is a sophisticated investor and was exempt from registration under the Securities Act of 1933 pursuant to

Section 4(2) of the Act because of not being part of a public offering. These shares were cancelled for no consideration at the time dialaclass was acquired by digitalpreviews.com in March of 2000.

  During December 1999, the subsidiary issued 30,000 shares of its previously authorized, but unissued common stock. The shares were issued for cash in the amount of $15,000 (or $.50 per share). The transaction was an isolated transaction with a total of three persons having a close affiliation with either the subsidiary or with an officer of the subsidiary and was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Act because of not being part of a public offering. Each of the three purchasers is a sophisticated investor. The shares were converted to Company shares in May, 2000, on a one for one basis as part of the business reorganization between the subsidiary and the Company.

  During December 1999, in connection with its organization, the Company issued 1,000,000 shares of its previously authorized, but unissued common stock. The shares were issued for cash of $5,000 (or $.005 per share). The transaction was an isolated transaction with the sole officer and director of the Company who is a sophisticated investor and was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Act because of not being part of a public offering.

  During December 1999, the Company issued 50,000 shares of its previously authorized but unissued common stock. The shares were issued for a stock subscription receivable in the amount of $2,500 (or $.05 per share). The subscription was received in full during the three months ended March 31, 2000. The transaction was an isolated transaction with a person deemed by the Company to be a sophisticated investor and having a close affiliation with either the Company or with an officer of the Company and was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Act because of not being part of a public offering.

  During January 2000, the subsidiary issued 30,000 shares of its previously authorized but unissued common stock. The shares were issued for cash in the amount of $15,000 (or $.50 per share). The transaction was an isolated transaction with a total of three persons having a close affiliation with either the subsidiary or with an officer of the subsidiary and was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Act because of not being part of a public offering. Each of the three purchasers is a sophisticated investor. The shares were converted to Company shares in May, 2000, on a one for one basis as part of the business reorganization between the subsidiary and the Company.

  During May, 2000, in connection with the business reorganization between the subsidiary and the Company, the Company issued 60,000 shares of common stock in exchange for 60,000 shares of subsidiary
common stock.   The transaction was an isolated transaction with a
total of six persons having a close affiliation with either the Company or with an officer of the Company and was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Act because of not being part of a public offering. Each of the six purchasers is a sophisticated investor.

                            EXHIBITS

  Copies of the following documents are filed with this
Registration Statement, Form SB-2, as exhibits:
Exhibit No.
3.1  Articles of Incorporation(1)
3.2  By-Laws(1)
5    Opinion Re: Legality(2)
10   Reorganization Agreement(1)
23   Consent of Experts & Counsel

(1) Previously filed as an exhibit to the Company's Form SB-2 on September 5, 2000.
(2) Previously filed as an exhibit to the Company's Amendment No.
1 to Form SB-2 on April 27, 2001.

                          UNDERTAKINGS

Digitalpreviews will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration to:
     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;
    (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement.
   (iii) Include any additional or changed material information on the plan of distribution.
     (2) For determining liability under the Securities Act, treat each post-effective amendment as anew registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
	If an underwriter is used in the offering, digitalpreviews will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
	Insofar as indemnification for liabilities arising under the Securities act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
	In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

  In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it ahs reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Salt Lake, State of Utah, on July 13, 2001.

                           Digitalpreviews.com, Inc., a Nevada
                           corporation

                           By: /s/ David Shamy
                              ------------------------------
                               David Shamy, President

  In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ David Shamy
---------------------------------------------     July 13, 2001
David Shamy, Principal Executive Officer,
Principal Financial Officer,
Principal Accounting Officer and Sole Director